Exhibit 10.7
CA, Inc.
Non-Qualified Stock Option Certificate

[Participant Name]
Name of Participant

Total Number of Stock Options Granted	[Number of Shares Granted]
Grant Date	[Grant Date]
Non-Qualified Stock Option granted by CA, Inc., a Delaware corporation, (the “Company”) to the above-named option holder (the “Optionee”), an employee or consultant of the Company or one of its subsidiaries, pursuant to the CA, Inc. 2011 Incentive Plan (the “Plan”). This Agreement incorporates by reference the terms of the Plan (including without limitation, Section 7.5 of the Plan, such that the participant may be subject to the forfeiture of the unvested portion of this Stock Option Award and must return any vested shares already delivered pursuant to this Agreement in certain circumstances described in that Section), and is subject to the provisions thereof. The terms of the Plan are incorporated herein by reference and which, in the event of any conflict, shall control over the terms contained herein.
1.	Grant and Vesting Option
The Company hereby grants to the Optionee an option to purchase on the terms herein provided a total of the number of shares of Common Stock, $.10 par value, of the Company set forth above, at an exercise price per share equal to the Fair Market Value on the date the Options are granted.
This option will vest with respect to 34% of the underlying shares on the first anniversary of the grant date and with respect to an additional 33% of the underlying shares on each of the second and third anniversaries of the option grant date. Except as provided in Section 8, below, this option shall expire and shall not be exercisable after seven (7) years from the Option Date (the “Expiration Date”).
2.	Stock to be Delivered
Stock to be delivered upon the exercise of this option may constitute an original issue of authorized stock or may consist of treasury stock.
3.	Exercise of Option
Each election to exercise this option shall be made, by delivering to the Company or its agent a properly executed exercise notice, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds with respect to the portion of shares to be acquired upon exercise. Exercise of this option will not be permitted if the Company determines, in its sole and absolute discretion, that issuance of shares at that time could violate any law or regulation.
In the event an option is exercised by the executor or administrator of a deceased Optionee, or by the person or persons to whom the option has been transferred by the Optionee’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver stock there under unless and until the Company is satisfied that the person or persons exercising the option is or are the duly appointed executor(s) or administrator(s) of the deceased Optionee or the person to whom the option has been transferred by the Optionee’s will or by the applicable laws of descent and distribution.
4.	Payment for and Delivery of Stock
Payment in full by cash, certified check, bank draft, wire transfer or postal or express money order shall be made for all shares for which this option is exercised at the time of such exercise, and no shares shall be delivered until such payment is made.
Alternatively, payment may be made by (i) delivering to the Company a properly executed exercise notice, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds with respect to the portion of the shares to be acquired upon exercise having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the exercise price being so paid, (ii) tendering to the Company (by physical delivery or by attestation) certificates representing shares of outstanding Common Stock, par value $.10, of the Company that have been held by the Optionee for at least six months prior to exercise, having a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the exercise price being so paid, together with stock powers duly executed and with signature guaranteed; or (iii) any combination of the foregoing. Notwithstanding the foregoing, a form of payment will not be available if the Company determines, in its sole and absolute discretion, that such form of payment could violate any law or regulation.
The Company shall not be obligated to deliver any stock unless and until (i) satisfactory arrangements have been made with the Company for the payment of any applicable tax withholding obligations, (ii) all applicable federal and state laws and regulations have been complied with, (iii) in the event the outstanding Common Stock is at the time listed upon any stock exchange, the shares to be delivered have been listed, or authorized to be listed upon official notice of issuance upon the exchanges where it is listed, and (iv) all legal matters in connection with the issuance and delivery of the shares have been approved by counsel of the Company. The Optionee shall have no rights of a stockholder until the stock is actually delivered to him.
5.	Recovery and Reimbursement of Option Gain
The Company shall have the right to recover, or receive reimbursement for, any compensation or profit realized by the exercise of this option or by the disposition of any option shares to the extent that the Company has such a right of recovery or reimbursement under applicable securities laws.
6.	Transferability of Options
Except as provided below, this option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution and during the Optionee’s lifetime this option may be exercised only by the Optionee. Notwithstanding the foregoing, this option may be transferred by the Optionee to members of his or her immediate family or to one or more trusts for the benefit of such family members or to one or more partnerships in which such family members are the only partners provided that (i) the optionee does not receive any consideration for such transfer, (ii) written notice of any proposed transfer and the details thereof shall have been furnished to the Compensation and Human Resources Committee at least three (3) days in advance of such transfer, and (iii) the Compensation and Human Resources Committee consents to the transfer in writing. Options transferred pursuant to this provision will continue to be subject to the same terms and conditions that were applicable to such options immediately prior to transfer and the option may be exercised by the transferee only to the same extent that the option could have been exercised by the Optionee had no transfer been made. For this purpose, the Optionee’s “family members” shall include the Optionee’s spouse, children, grandchildren, parents, grandparents (whether natural, step, adopted or in-laws) siblings, nieces, nephews and grandnieces and grand nephews.

7.	Death
If the Optionee dies while employed by the Company, any unexercised portion of this option held by the Optionee at his date of death will become exercisable in full and will remain exercisable by the estate of the deceased Optionee or the person given authority to exercise his options by his will or by operation of law for a period of one (1) year, but not later than the expiration date of the Option, provided, however, that if the Optionee’s death occurs within six (6) months prior to the expiration date of the option the option shall remain exercisable up until six (6) months from the Optionee’s death.
8.	Changes In Stock
In the event of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of shares or other securities, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event, the number and kind of shares of stock of the Company covered by this option, the option price and other relevant provisions shall be appropriately adjusted by the Compensation and Human Resource Committee, in its discretion, to the extent necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be provided by this option.
9.	Continuance of Employment
This option shall not be deemed to obligate the Company or any subsidiary to retain the Optionee in its employ for any period.

CA, Inc.
By:
William McCracken
CEO